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                        TRANSWORLD HOME HEALTHCARE, INC.
                               75 TERMINAL AVENUE
                                 CLARK, NJ 07066



                                                                January 13, 1997



Mr. Timothy M. Aitken
231 Via Lido Soud
Newport Beach, CA  92663

Dear Mr. Aitken:

                  We write to set forth our agreement with respect to your employment as Chairman and Chief Executive Officer of Transworld Home HealthCare, Inc., a New York corporation (the "Company").

                  1. Services. The Company hereby agrees to employ you, and you hereby agree to be employed by the Company, on the terms and conditions hereinafter set forth. You will serve as Chairman and Chief Executive Officer of the Company, and will render such services and perform such duties for the Company and its direct and indirect subsidiaries (collectively, with the
Company, the "Company Group") as customarily are performed by chief executive officers, including, without limitation, those services and duties consistent with your position as the Board of Directors may from time to time assign to you. You agree to serve as a member of the Board of Directors of the Company.
You will, in addition, hold such offices, directorships and other positions with the Company Group, as are consistent with your status as Chairman and Chief Executive Officer, to which you may from time to time be elected or appointed. Your authority shall be subject at all times to the direction and control of the Board of Directors of the Company and to the Board's discretion to determine the policies of the Company Group. You agree to serve the Company Group faithfully, diligently and to the best of your ability, and you shall devote your full working time, attention, energy and skills exclusively to the business and affairs of the Company Group and to the promotion and advancement of its interests, except that you may devote up to ten percent (10%) of your business time to other matters that are not competitive with the Company's business, including your non-executive position at Omnicare PLC. You agree that you will not participate in any activity detrimental to the best interests of the Company Group, and that you will not adversely interfere in any way with the Company Group's pursuit of its business interests.
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Mr. Timothy M. Aitken
January 13, 1997
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                  2. Compensation. As full compensation for all of your services
(including services as a director of the Company and as an officer and director of members of the Company Group, if you are so appointed or elected), you shall receive the following:

                     (a) During your employment hereunder you shall receive a base salary at the rate of Two Hundred Fifty Thousand Dollars ($250,000) per annum through the first anniversary of the date hereof and, if the term of this Agreement is renewed as provided below, at the rate of Three Hundred Thousand Dollars ($300,000) per annum during any renewal term, in each case payable in accordance with the Company's normal payroll practices.

                     (b) In addition to your base salary, in the sole discretion of the Board of Directors of the Company, you may receive annual bonuses in such amount as may be determined by the Board of Directors.

                     (c) The Company shall grant to you ten-year non- qualified stock options to purchase up to five hundred thousand (500,000) shares of the Company's common stock at a purchase price per share equal to the closing price of the common stock on the last business day preceding the date of this Agreement. One fifth (1/5) of such options shall be exercisable immediately as of the date hereof, four-fifteenths (4/15) of such options shall become exercisable on the first anniversary of the date hereof, four-fifteenths (4/15) of such options shall become exercisable on the second anniversary of the date hereof and four-fifteenths (4/15) of such options shall become exercisable on the third anniversary of the date hereof, provided in each case that you are employed by the Company on the respective anniversary date. All options shall immediately become exercisable upon a "Change in Control of the Company" (as defined in paragraph 9(c) below). Any options that have not become exercisable as of the date of the termination of your employment with the Company shall expire as of that date, provided that if during the term of this Agreement your employment is terminated by the Company without "cause" (as defined below) or if during the term of this Agreement you terminate your employment for "good reason" (as defined below), then the annual installment of the options that is scheduled to become exercisable on the last day of the then current term of this Agreement shall immediately become exercisable. You (or your legal representative or estate, as applicable) may exercise options that have become exercisable on or before the date of the termination of your employment with the
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Mr. Timothy M. Aitken
January 13, 1997
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Company as follows: one quarter (1/4) of such options may be exercised at any time within three months after termination of your employment (such options shall expire at the end of such three-month period); one quarter (1/4) of such options may be exercised at any time within six months after termination of your employment (such options shall expire at the end of such six-month period); one quarter (1/4) of such options may be exercised at any time within nine months after termination of your employment (such options shall expire at the end of such nine-month period); and one quarter (1/4) of such options may be exercised at any time within one year after termination of your employment (such options shall expire at the end of such one-year period); provided, however, that if your employment is terminated by the Company for cause prior to the first anniversary of the date hereof or if you voluntarily terminate your employment other than for good reason prior to the first anniversary of the date hereof, all of your options shall expire as of the date of the termination of your employment.

                  All payments required to be made by the Company to you under this Agreement shall be subject to withholding, social security, payroll and other applicable taxes and deductions.

                  3. Term. (a) Your employment hereunder shall commence on the date hereof and shall end on the earliest of the following dates: (i) the first anniversary of the date hereof or, if the term of this Agreement is renewed as provided below, the last day of the last renewal term, (ii) the date of your death, (iii) if, in the reasonable opinion of the Company's Board of Directors, as a result of physical or mental disability, you have failed, or have become unable, to perform any material duties to the Company for a period of more than three (3) consecutive months, or a period of more than 180 days in the aggregate in any eighteen-month period, the date on which the Company shall elect to terminate your employment by reason of such disability, (iv) the date on which the Company shall elect to terminate your employment for "cause" (as defined below), (v) the date on which you shall elect to terminate your employment for "good reason" (as defined below) and (vi) the date on which you or the Company shall elect to terminate your employment following a Change in Control of the Company pursuant to paragraph 9 below. The term of your employment hereunder automatically shall renew for successive one-year terms unless you or the Company gives written notice of non-renewal to the other at least ninety (90) days prior to the end of the then current term.
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Mr. Timothy M. Aitken
January 13, 1997
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                  (b) For purposes of this Agreement "cause" means any one or more of the following: (i) you are convicted of or plead guilty or nolo contendere to a felony or other crime; (ii) willful and continued misconduct by you relating to the Company, including, without limitation, your willful and continued failure to perform stated duties; (iii) the willful engaging by you in gross misconduct materially and demonstrably injurious to the Company; or (iv) any willful and material breach by you of the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement, in the event your employment is terminated for cause, or in the event you voluntarily leave the employ of the Company other than for good reason, in each case prior to the first anniversary of the date hereof, you shall forfeit all rights to any compensation or benefits hereunder for any period after such termination, whether or not such rights have previously vested. For purposes of this paragraph 3(b), no act or failure to act by you shall be considered "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. For purposes of this Agreement, you shall not be deemed to have been terminated for cause unless and until there shall have been delivered to you a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Company (excluding you) at a meeting called and held for this purpose after reasonable written notice to you and an opportunity for you, together with your counsel, to be heard by the Board, finding that, in the good faith opinion of the Board, you are guilty of conduct of the type described in this paragraph 3(b) defining "cause", and specifying the particulars thereof.

                  (c) For purposes of this Agreement, "good reason" shall mean
(i) your failure to serve as a member of the Board of Directors of the Company for any reason other than a voluntary resignation by you or your removal for cause, (ii) the failure of the Company to nominate you for election as a director of the Company at any election of directors unless you decline to stand for election, (iii) the failure by the Company to obtain from any successor or assign of all or substantially all of the business of the Company, before the succession or assignment takes place, an agreement to assume and perform this Agreement, (iv) any purported termination of your employment for cause which is not effected pursuant to a notice described in paragraph 3(b) above, (v) without your written consent, the assignment to you of any substantial duties inconsistent with your status as Chairman and Chief Executive Officer of the Company or a substantial alteration in the nature or status of your responsibilities, or
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Mr. Timothy M. Aitken
January 13, 1997
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an adverse and substantial alteration in your reporting responsibilities, titles or offices, or any removal of you or failure to re-elect you to any of such positions, except in connection with the termination of your employment or (vi) any material breach by the Company of this Agreement.

                  (d) If during the term of this Agreement your employment hereunder is terminated by the Company without cause or by you with good reason, then the Company shall continue to pay your base salary through the end of the then current term of this Agreement.

                  4. Certain Benefits. During your employment hereunder, subject to you meeting applicable eligibility requirements, the Company shall provide you with such life, disability, health insurance and other benefits as are generally made available to senior executive employees of the Company. You shall be entitled to receive six weeks of paid vacation during each year of the term of your employment hereunder.

                  5. Reimbursement of Expenses. During your employment hereunder, the Company will reimburse you for your reasonable, ordinary and necessary travel and other business expenses incident to your rendering of services hereunder, in conformity with the Company's regular policies from time to time in effect regarding reimbursement of expenses. Payments to you for such expenses will be made upon presentation of expense statements in such detail as the Company may from time to time reasonably require.

                  6. Confidentiality. You acknowledge that, in the course of your employment, you will be occupying a position of trust and confidence with the Company Group. You further acknowledge that you will have access to valuable trade secrets and confidential information of the Company Group solely as a result of your position with the Company. You agree that you will not make use of or disclose, directly or indirectly, any trade secrets or confidential information of the Company Group, except that you may disclose such information
(i) to the extent necessary to perform your obligations under this Agreement and in furtherance of the best interests of the Company Group, (ii) to the extent required by applicable law or (iii) if expressly consented to by the Company. The provisions of this paragraph 6 shall survive the expiration or termination, for any reason, of this Agreement.
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Mr. Timothy M. Aitken
January 13, 1997
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                  7. Representations. You hereby represent and warrant to the
Company that you have full legal authority to enter into this Agreement and to perform your obligations hereunder, that you have no obligation to any other person or entity that would affect or conflict with any of your obligations hereunder, and that the complete performance of your obligations hereunder will not violate, result in a breach of, or constitute a default under, any law, regulation, order or decree of any governmental or judicial body or any contract by which you are bound.

                  8. Indemnification. The Company agrees that it will indemnify you as provided in, and by execution and delivery to you of, an agreement in the form attached hereto as Exhibit A, which is the form of indemnification agreement customarily entered into by the Company with its officers and directors.

                  9. Severance Compensation. (a) You and the Company each shall be entitled to terminate your employment hereunder at any time within six months following a "Change in Control of the Company" (as defined below).

                     (b) If, within six months following a Change in Control of the Company you or the Company terminates your employment hereunder for any reason (other than your death or disability or the termination of your employment for "cause"), then the Company shall pay to you, as severance pay, in cash, within sixty (60) days following the termination of your employment, an amount equal to 2.9 times your average annual base salary hereunder during the five calendar years preceding the Change in Control of the Company (or during such lesser period during which you were employed by the Company) (the
"Severance Payment"); provided, however, that in the event that any payment or benefit received or to be received by you (together with the Severance Payment, the "Total Payments") in connection with a Change in Control of the Company or the termination of your employment (whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control of the Company or any person affiliated with the Company or such person) would not be deductible (in whole or part) as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or would be subject to the excise tax imposed by Section 4999 of the Code, the Severance Payment shall be reduced until no portion of the Total Payments is not deductible as a result of Section 280G of the Code and no portion of the Total Payments is subject to the excise tax imposed by Section 4999 of the Code, or the Severance Payment has been reduced to zero.
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Mr. Timothy M. Aitken
January 13, 1997
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                     (c) "Change in Control of the Company" means the occurrence of any of the following while you are employed by the Company under this
Agreement: (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than Hyperion Partners II L.P., its affiliates and partners shall become the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of more than 30% of the outstanding capital stock of the Company entitled to vote for the election of directors ("Voting Shares"); (ii) there shall be consummated a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Shares of the Company immediately before the merger or consolidation hold less than 51% of the Voting Shares of the surviving or resulting corporation; (iii) there shall be consummated the sale of all or substantially all of the assets of the Company and its subsidiaries taken as a whole; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

                  10. Notices. Any notice or other communication required or permitted to be given hereunder shall be deemed to have been duly given when personally delivered or when sent by certified mail, return receipt requested, postage prepaid, as follows:

                  If to the Company:

                           Transworld Home HealthCare, Inc.
                           75 Terminal Avenue
                           Clark, NJ 07066
                           Attention: Chief Administrative Officer

                  With a copy to:

                           Baer Marks & Upham
                           805 Third Avenue
                           New York, New York 10022
                           Attention: Leslie J. Levinson, Esq.

                  If to you, at your address as set forth above.
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Mr. Timothy M. Aitken
January 13, 1997
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Either party may change its or his address for the purpose of this paragraph by written notice similarly given.

                  11. Severability. If any clause or provision of this Agreement shall be held to be invalid or unenforceable, such clause or provision shall be construed and enforced as if it had been more narrowly drawn so as not to be invalid or unenforceable, and such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement.

                  12. Miscellaneous. This Agreement sets forth the parties' final and entire agreement, and supersedes any and all prior understandings, with respect to its subject matter. The headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and upon you, your heirs, administrators and legal representatives, but no right or obligation hereunder may be assigned or delegated. No failure or delay by either party in exercising any right, option, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, option, power or privilege. This Agreement can only be changed, waived or terminated only by a writing signed by both you and the Company and shall be governed by the internal laws of the State of New York (without reference to its rules as to conflicts of laws). This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same document.

                  13. Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach or alleged breach of this Agreement, whether arising during the term of this Agreement or at or after its termination shall be settled by arbitration in New York City, New York in accordance with the commercial arbitration rules, then obtaining, of the American Arbitration Association (the "AAA Rules"). The arbitration shall be conducted before a panel of three arbitrators, as provided in the AAA Rules. Except with respect to confidentiality provisions, the arbitrators may not award non-monetary or equitable relief of any sort. They shall have no power to award
(i) damages inconsistent with this Agreement or (ii) punitive damages or any other damages not measured by the prevailing party's actual damages, and the parties expressly waive their right to obtain such damages in arbitration or in any other
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Mr. Timothy M. Aitken
January 13, 1997
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forum. In no event, even if any other portion of these provisions is held to be invalid or unenforceable, shall the arbitrators have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction. All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. The result in the arbitration will be binding on the parties, and judgment on the arbitrators' award may be entered in any court having jurisdiction.

                  If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning to us a copy of this letter.

                                            TRANSWORLD HOME HEALTHCARE, INC.


                                            By:   /s/ Robert Fine
                                                  ------------------------------
                                                  Name:
                                                  Title: CEO/President


ACCEPTED AND AGREED TO:

/s/ Timothy M. Aitken
------------------------------
Timothy M. Aitken

Dated:  January 13, 1997